Exhibit 32.1

CERTIFICATIONS OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report on Form 10-Q of Codiak BioSciences, Inc. (the “Company”) for the period ended September 30, 2021, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers herby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that to his knowledge:

1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated in the Report.

Date: November 4, 2021	By:	/s/ DOUGLAS E. WILLIAMS
Douglas E. Williams, Ph.D.
President and Chief Executive Officer
(Principal Executive Officer)

Date: November 4, 2021	By:	/s/ Linda C. Bain
Linda C. Bain
Chief Financial Officer
(Principal Financial and Accounting Officer)